EXHIBIT 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Real Messenger Corporation (the “Company”) on Form 20-F for the year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Elaine Yee Ling Ho, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 30, 2025	By:	/s/ Elaine Yee Ling Ho
	Name:	Elaine Yee Ling Ho
	Title:	Acting Chief Financial Officer (Principal Financial Officer)

Signature Page to Form 20-F